Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2025 in this registration statement on Form N-14 (this “Registration Statement”), with respect to the consolidated financial statements of Ares Strategic Income Fund for the year ended December 31, 2024, incorporated herein by reference. We also consent to the reference to us under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ KPMG LLP

Los Angeles, California
October 24, 2025